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                                                                   Exhibit 10.22

                                  BLUE DIAMOND
                                        &
                                   DIAMOND OF
                                   CALIFORNIA

                                    TRADEMARK
                                    AGREEMENT


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             BLUE DIAMOND/DIAMOND OF CALIFORNIA TRADEMARK AGREEMENT

      THIS AGREEMENT is made effective as of the 1st day of July, 2002 by and between CALIFORNIA ALMOND GROWERS EXCHANGE, a California agricultural cooperative corporation of Sacramento, California doing business as BLUE DIAMOND GROWERS ("Blue Diamond"), and DIAMOND WALNUT GROWERS, INC., a California agricultural cooperative corporation of Stockton, California doing business as DIAMOND OF CALIFORNIA ("Diamond of California").

                                    RECITALS

      A. Blue Diamond and Diamond of California previously entered into an agreement dated September 9, 1998 (the "1998 Agreement") with respect to the use and registration of their respective trademarks throughout the world for the purpose of avoiding confusion between , their respective trademarks. By amendment to the 1998 Agreement dated August 1, 2001, the parties agreed to extend the termination date of the 1998 Agreement from September 8, 2001 until June 30, 2002.

      B. Blue Diamond and Diamond of California desire to enter into a new Agreement with respect to the use and registration of their respective trademarks for the primary and ongoing purpose of avoiding confusion between their respective trademarks and for the further purpose of providing for certain additional uses by the parties of their trademarks not permitted under the 1998 Agreement for a ten (10) year term without prejudice to their existing trademark rights with respect to each other.

                                    AGREEMENT

      NOW, THEREFORE, the parties agree as follows:

1.    Definitions.

      As used in this Agreement, the following terms shall have the following meanings:

      (a) The term "BLUE DIAMOND marks" shall mean the word mark BLUE DIAMOND and the marks shown in United States Registration Nos. 141,883; 159,301; 855,648; 873,150; 1,271,726; 1,308,186; 1,371,549; 1,831,464; 1,838,037;
2,001,151; and 2,018,640, all owned by Blue Diamond.

      (b) The term "DIAMOND marks" shall mean the word marks DIAMOND, DIAMOND OF CALIFORNIA, DIAMOND WALNUT KITCHENS and the marks shown in United States Registration Nos. 130,162; 511,213; 724,880; 1,299,723; 1,299,727; 1,365,849;
1,801,304; and 1,890,026, all owned by Diamond of California.

      (c) The term "raw" with reference to nuts, whether shelled or inshell, shall mean nuts which are neither roasted nor seasoned.

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2.    Registration of Trademarks.

      (a) Blue Diamond may register its BLUE DIAMOND marks throughout the world for all types of nuts, for products in which nuts are the principal ingredient and for services relating thereto.

      (b) Diamond of California my register its DIAMOND marks throughout the world for all types of nuts, for products in which nuts are the principal ingredient and for services relating thereto.

3.    Blue Diamond Use of Trademarks.

      (a) Except as provided in sections 3(b) through 3(e), inclusive, below, Blue Diamond may use its BLUE DIAMOND marks throughout the world for all types of nuts, for products in which nuts are the principal ingredient and for services relating thereto.

      (b) Blue Diamond may not use its BLUE DIAMOND marks anywhere in the world for walnuts, for products in which walnuts are the principal ingredient or for services relating thereto except as provided in section 3(c) below; provided any such use of its BLUE DIAMOND marks as permitted under section 3(c) shall be subject to the licensing provisions of section 3(d) below.

      (c) Subject to the licensing provisions of section 3(d) below, Blue Diamond may use its BLUE DIAMOND marks anywhere in the world for the following:

            (i) Roasted and/or seasoned walnuts

      (d) Blue Diamond acknowledges and agrees that Diamond of California's DIAMOND marks have long been identified with walnuts and products in which walnuts are the principal ingredient and, except as permitted under this Agreement, Diamond of California would oppose and could prevent any use by Blue Diamond of its BLUE DIAMOND marks on walnuts, products in which walnuts are the principal Ingredient and services relating thereto. Accordingly, Blue Diamond acknowledges and agrees any such permitted use by it of its BLUE DIAMOND marks hereunder with respect to walnuts, products in which walnuts are the principal ingredient and services relating thereto, shall be equivalent to that of a user under a nonexclusive, nontransferable license granted to Blue Diamond by Diamond of California for the limited purpose of this Agreement Blue Diamond agrees that it will not challenge in any manner the validity of the provisions of this section 3(d) and Diamond of California's right to preclude Blue Diamond from the use of its BLUE DIAMOND marks on such products except under license from Diamond of California as provided in this section 3(d).

      (e) Notwithstanding anything in the foregoing to the contrary, Blue Diamond shall not use its BLUE DIAMOND marks anywhere in the world for the following:

            (i) Raw inshell nuts except almonds and hazelnuts in packages or containers consisting solely of almonds or solely of hazelnuts; and


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            (ii) Raw shelled nuts except almonds, hazelnuts and macadamia nuts in packages or containers consisting solely of almonds, or solely of hazelnuts or solely of macadamia nuts.

4.    Diamond of California Use of Trademark.

      (a) Except as provided in sections 4(b) through 4(e), inclusive, below, Diamond of California may use its DIAMOND marks throughout the world for all types of nuts, for products in which nuts are the principal ingredient and for services relating thereto.

      (b) Diamond of California may not use its DIAMOND marks anywhere in the world for almonds, for products in which almonds are the principal ingredient or for services relating thereto except as provided in section 4(c) below; provided any such use of its DIAMOND marks as permitted under section 4(c) shall be subject to the licensing provisions of section 4(d) below.

      (c) Subject to the licensing provisions of section 4(d) below, Diamond of California may use its DIAMOND marks anywhere in the world for the following:

            (i) Raw shelled almonds in packages or containers of three pounds (3 lbs.) or less; and

            (ii) Raw inshell Peerless variety almonds, unless the sources of supply of the Peerless variety are not sufficient to meet the commercial requirements of Diamond of California, in which event it may use its DIAMOND marks on such other varieties of raw inshell almonds as Blue Diamond shall approve.

      (d) Diamond of California acknowledges and agrees as follows:

            (i) Diamond of California acknowledges and agrees that the parties do not intend that Diamond of California use the DIAMOND marks on raw shelled almonds intended to be eaten as a snack. Accordingly, Diamond of California shall use commercially reasonable efforts to prevent such use.

            (ii) Diamond of California acknowledges and agrees that Blue Diamond's BLUE DIAMOND marks have long been identified with almonds and products in which almonds are the principal ingredient and, except as permitted under this Agreement, Blue Diamond would oppose and could prevent any use by Diamond of California of its DIAMOND marks on almonds and products in which almonds are the principal ingredient and services relating thereto. Accordingly, Diamond of California acknowledges and agrees that any such permitted use by it of its DIAMOND marks hereunder with respect to almonds, products in which almonds are the principal ingredient and services relating thereto shall be equivalent to that of a user under a nonexclusive, nontransferable license granted to Diamond of California by Blue Diamond for the limited purpose of this Agreement. Diamond of California agrees that it will not challenge in any manner the validity of the provisions of this section 4(d) and Blue Diamond's right to preclude Diamond of California from the use of its DIAMOND marks on such products except under license from Blue Diamond as provided in this section 4(d).


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      (e) Notwithstanding anything in the foregoing to the contrary, Diamond of
California shall not use its DIAMOND marks anywhere in the world for the following:

            (i) Roasted and/or seasoned shelled nuts except walnuts and pecans in packages or containers consisting solely of walnuts or solely of pecans; and

            (ii) Roasted and/or seasoned inshell almonds and roasted and/or seasoned inshell hazelnuts.

5.    Additional Cross-License Provisions.

      The parties further agree as follows with respect to the cross-licensing provisions of sections 3(d) and 4(d) above:

      (a) The covenants and agreements of Blue Diamond under section 3(d) above and Diamond of California under section 4(d) above shall survive the termination of this Agreement, irrespective of the cause for such termination. All licenses under sections 3(c) and 4(c) above shall terminate on termination of this Agreement.

      (b) Neither Blue Diamond nor Diamond of California shall assign, or grant sublicenses of, its rights under sections 3(c) and 4(c) above, respectively.

      (c) Blue Diamond and Diamond of California shall maintain control over the quality of products licensed under sections 3(c) and 4(c) above, respectively, which are distributed by the other party as licensees thereunder. To this end, Blue Diamond and Diamond of California each has not only the right, but the obligation, to inspect and review the quality of the products which are distributed under sections 3(c) and 4(c), respectively; and, when deemed necessary or appropriate, each of Blue Diamond and Diamond of California has the right and obligation to advise and instruct the other party to take such additional steps as may be considered necessary by Blue Diamond and Diamond of California, respectively, to maintain effective quality control over the products distributed under the provisions of sections 3(c) and 4(c), respectively. Without limiting the foregoing rights and obligations of the parties, the parties agree that a minimum quality of walnut products and almond products be used in the repackaging and distribution of products for which each of Blue Diamond and Diamond of California is licensed under sections 3(c) and 4(c) above, respectively. For walnut products, a minimum quality shall be "combination halves and pieces" or "combination pieces" or similar quality as specified by DFA. For almond products, a minimum quality shall be the Blue Diamond quality specification for manufactured almonds sold to its three (3) largest industrial almond rebagger customers for repacking and distribution through Retail Trade Channels as Cooking and Baking Almonds. The parties acknowledge and agree that each has complied with the foregoing obligations during the period from September 9, 1998 through the effective date of this Agreement.

6.    General Provisions.

      The parties agree that the following provisions shall apply to the use and registration of their trademarks with respect to the distribution of all products governed by this Agreement.

      (a) Blue Diamond may not feature the color red in its BLUE DIAMOND marks.


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      (b) Blue Diamond may not use the word "DIAMOND" except in conjunction with the word "BLUE" of substantially similar size and prominence.

      (c) Diamond of California may not feature the color blue in its DIAMOND marks, and may not use the word "BLUE" in conjunction with the word "DIAMOND.

      (d) The Agreement shall not preclude either party from using or registering marks not confusingly similar to the DIAMOND and BLUE DIAMOND marks for any type of nuts, nut products and services.

      (e) This Agreement shall define the parties' rights in their DIAMOND and BLUE DIAMOND marks only with respect to nuts and products in which nuts are the principal ingredient and services relating thereto. It does not define the parties' rights concerning other products which may contain nuts, such as cookies, bread, ice cream and chocolate candy.

      (f) In the interest of facilitating registration of their respective marks throughout the world and of complying with the terms of this Agreement, each party shall have the right to request the cooperation of the other, the basis being stated in writing, in such matters as consent, deletions, acceptance of conditions in a pending application of the other, and withdrawals of opposition and cancellation proceedings. It is further agreed that each such request shall be made and acted upon a country-by-country basis so that the arrangement reached in one country shall not be dependent or conditional upon that in another. In the event of such request for cooperation, the other shall refuse only for good cause stated in writing.

      (g) In the event this Agreement is terminated or not renewed, the parties' trademark rights with respect to each other shall not be prejudiced by any use of their respective marks during the term hereof; but, on expiration or termination, Blue Diamond shall cease using its BLUE DIAMOND marks on walnuts and products in which walnuts are a principal ingredient and Diamond of California shall cease using its DIAMOND marks on almonds and products in which almonds are a principal ingredient, subject, however, to section 7(h) below.

      (h) In the event of termination of this Agreement pursuant to section 7(a) below, each party shall have up to one (1) year from the date of termination to service existing shelf space (including pegboard) contracts with respect to distribution of products subject to licensing by the other party under sections 3(c) and 4(c) above. In the event of termination of this Agreement pursuant to section 7(b) below, only the party not in material breach shall have such rights.

      (i) Neither party shall assign or grant sublicenses of its rights under this Agreement. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the successors of each of the parties hereto.

7.    Term.

      (a) Subject to section 7(b) below, the term of this Agreement shall be for an original term of ten (10) years from the effective date hereof unless extended as provided in section 7(c) below.


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      (b) This Agreement may be terminated by either party at any time in the event of a material breach by the other party which is not remedied within ninety (90) days of the receipt of written notice specifying the breach.

      (c) The term of this Agreement shall be renewed and extended for an additional ten (10) year period upon expiration of the original term unless either party shall give the other party written notice of its intent to terminate the Agreement at least one (1) year prior to the expiration date of the original ten (10) year term.

8.    Other Provisions.

      (a) Equitable Remedies. Each of the parties understands and acknowledges that a breach of any material provision of this Agreement by one party will cause irreparable harm to the other party, the amount of which may be difficult to ascertain, and each party therefore consents to a court of competent jurisdiction granting an order in favor of the other party for specific performance and/or an order restraining and enjoining any such further breach and for such other relief as such court shall deem appropriate. Such right shall be in addition to the remedies otherwise available to each party at law or in equity. Each party expressly waives the defense that a remedy in damages will be adequate and any requirement in an action for specific performance or injunction for the posting of a bond by the party seeking such remedy or remedies.

      (b) Attorneys' Fees. If any legal action or proceeding is brought arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in connection with such legal action or proceeding, in addition to any other relief to which such party may be entitled.

      (c) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to its choice of law rules which direct the application of the laws of another jurisdiction.

      (d) Entire Agreement and Amendment. This Agreement constitutes the entire Agreement, written or oral, between the parties with respect to the subject matter hereof. This Agreement may not be amended except in a writing signed by a duly authorized representative of each of the respective parties to this Agreement.

      (e) Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

      (f) Waiver. The failure of either party to enforce any right resulting from the breach of any provision of this Agreement by the other party will not be deemed a waiver of any right related to a subsequent breach of such provision or any other right hereunder.


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above

CALIFORNIA ALMOND GROWERS EXCHANGE,      DIAMOND WALNUT GROWERS, INC.,
doing business as                        doing business as
BLUE DIAMOND GROWERS                     DIAMOND OF CALIFORNIA

By:/s/ Douglas B. Youngdahl              By:/s/ Michael J. Mendes
   -----------------------------------      ------------------------------------
         Douglas B. Youngdahl                     Michael J. Mendes
         President and                            President and
         Chief Executive Officer                  Chief Executive Officer


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